JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT, dated as of January 22, 2007, is made by and between by FRIT PINN LLC ("FRIT PINN"), FRIT Holdings LLC ("FRITH"), Fortress Registered Investment Trust ("FRIT"), Fortress Pinnacle Investment Fund LLC ("FPIF"), FIG Advisors LLC ("FIGA"), Robert H. Gidel ("Gidel"), Fortress Investment Fund LLC ("FIF"), Fortress Fund MM LLC ("FFMM"), FIT GSL LLC ("FIT GSL"), FIT Holdings LLC ("FITH"), Fortress Investment Trust II ("FIT II"), Fortress Investment Fund II LLC ("FIF II"), Fortress Fund MM II LLC ("FFMMII"), Fortress Investment Group LLC ("FIG"), Fortress Operating Entity I LP ("FOEI"), FIG Corp. ("FIG Corp.") and Fortress Investment Group Holdings LLC ("FIGH"). FRIT PINN, FRITH, FRIT, FPIF, FIGA, Gidel, FIF, FFMM, FIT GSL, FITH, FIT II, FIF II, FFMMII, FIG, FOEI, FIG Corp. and FIGH are collectively referred to herein as the "Parties" and each individually as a "Party" Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Schedule 13D is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

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IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

FORTRESS PINNACLE INVESTMENT FUND LLC
By:	/s/ Robert H. Gidel
Robert H. Gidel as sole manager of Fortress Pinnacle Investment Fund LLC

FIG ADVISORS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer of Fortress Investment Group LLC, managing member of FIG Advisors LLC

ROBERT H. GIDEL
By:	/s/ Robert H. Gidel
Robert H. Gidel

FRIT PINN LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Vice President and Secretary

FRIT HOLDINGS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FORTRESS REGISTERED INVESTMENT TRUST
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FORTRESS INVESTMENT FUND LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary of Fortress Fund MM LLC, managing member of Fortress Investment Fund LLC

FORTRESS FUND MM LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FIT GSL LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FIT HOLDINGS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FORTRESS INVESTMENT TRUST II
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FORTRESS INVESTMENT FUND II LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary of Fortress Fund MM II LLC, managing member of Fortress Investment Fund II LLC

FORTRESS FUND MM II LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer and Secretary

FORTRESS INVESTMENT GROUP LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer

FORTRESS OPERATING ENTITY I LP
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer of FIG Corp., general partner of Fortress Operating Entity I LP

FIG CORP.
By:	/s/ Randal A. Nardone
Randal A. Nardone as Chief Operating Officer

FORTRESS INVESTMENT GROUP HOLDINGS LLC
By:	/s/ Randal A. Nardone
Randal A. Nardone As Chief Operating Officer